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                                                                     Exhibit 3.3

                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                               GRAPHON CORPORATION


         The undersigned, Walter Keller and Robin Ford, hereby state that:

         ONE: They are the duly elected and acting President and Secretary, respectively, of the Corporation.

         TWO: The Articles of Incorporation of the Corporation shall be amended as and restated to read in full as follows:

         1. The name of this Corporation is GraphOn Corporation.

         2. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         3. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, no par value, and Five Million (5,000,000) shares shall be Preferred Stock, no par value. Upon filing of the Second Amended and Restated Articles of Incorporation, a Sixty -Thousand (60,000)-to-One (1) stock split will become effective as to all outstanding capital stock of the Corporation.

                  The Preferred Stock may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or any series thereof in Certificates of Determination or the Corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior to or

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subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         4. (a) The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permitted under California law.

                  (b) This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

                                      * * *

         THREE: The foregoing amendment has been approved by the Board of Directors of the Corporation.

         FOUR: The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 902 and 903 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 100 shares of Common Stock, all of which voted in favor of the foregoing amendment.













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         The undersigned certify under penalty of perjury that they have read the foregoing Second Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

         IN WITNESS WHEREOF, the undersigned have executed this certificate at Campbell, California on June 23, 1998.



                                            -----------------------------------
                                                  Walter Keller, President


                                            -----------------------------------
                                                   Robin Ford, Secretary
















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